OFFICE BUILDING LEASE    This is a legally binding  contract  prepared on behalf
                         of the Building Owners and Managers Association of Omaha, Inc., which assumes no responsibility for its content.

      THIS LEASE is entered into this 1st day of July, 1997, between 7300 Woolworth Partnership, Landlord, and Telenational Communications, Inc., Tenant.

      1. Landlord leases to Tenant Section A, B and C on the Main floor of the building known as 7300 Woolworth Avenue (the "Building"), Omaha, Douglas County, Nebraska, as shown in red on Exhibit "A" (the "Premises"), containing approximately 10,790 square feet of area, on the following terms and conditions.

                                      TERM

      2. The Lease shall be for a term of four years, beginning on the 1st day of July, 1997, and ending on the 30th day of June, 2001, unless terminated earlier as provided in this Lease.

      If for any reason the Premises are delivered to Tenant on any date before or after the term commencement date, rental for the period between the date of possession and the term commencement date shall be adjusted on a pro rata basis. Such earlier or later taking of possession shall not change the termination date of this Lease. This Lease shall not be void or voidable in the event of a late delivery by Landlord, nor shall Landlord be liable to Tenant for any resulting loss or damage.

                                 USE OF PREMISES

      3. The Premises are leased to Tenant, and are to be used by Tenant, for the purposes of telecommunications services and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other tenants in the Building, to comply with all applicable government all laws, ordinances, and regulations in connection with its use of the Premises, to keep the Premises in a clean and sanitary condition, to use all reasonable precaution to prevent waste, damage, or injury to the Premises.

                                      RENT

      4. (a) Base Rent. The total Base Rent under this Lease is FOUR HUNDRED THIRTY-ONE THOUSAND SIX HUNDRED DOLLARS ($431,600.00). Tenant agrees to pay rent to Landlord at 7300 Woolworth Avenue, Omaha, Nebraska, or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance, on the first day of each month, as follows:

      for the period from July 1, 1997 to June 30, 2001    $8,992.00 per month.

      (b) Rent Adjustment. In addition to the Base Rent, Tenant shall pay a pro rata share of all "Excess Operating Expenses." "Operating Expenses" shall mean all costs of maintaining and operating the Building, the related parking areas, and grounds, including, but not limited to costs of labor, material and supplies for maintenance, repair and operation of the Building, parking areas and grounds, all landscaping, and other services, all costs of heating, air conditioning, water, sewer, gas, electricity, and other utilities serving the Building and grounds, all insurance costs, and all taxes and special assessments levied upon the Building, related parking areas, grounds, fixtures and personal property used by Landlord at the Premises and management costs, including
building   superintendents.   Operating  Expenses  shall  not  include  property
additions and capital improvements to the Property, alterations made for specific Tenants, depreciation, debt service on long term debt, or income taxes paid by Landlord. Excess Operating Expenses means all Operating Expenses greater than $3.50 psf on annualized basis.

      "Base Year" shall mean the calendar year in which the Lease commences.

      "Tenant's pro rata share" shall mean the percentage determined by dividing the square feet of the Premises as shown in Paragraph 1 by the square feet of rentable areas of the Building as defined by the American National Standard published by buildings Owners and Managers Association, which at the date hereof is agreed to be 19,520 square feet.

      (c) Computation of Rent Adjustment. At the conclusion of each three months of each Year, Landlord's accountants shall determine the amount, if any, by which Landlord's Operating Expenses are Excess Operating Expenses for the period. Landlord shall notify Tenant of the amount of any Excess Operating Expenses and Tenant shall, within twenty (20) days after receipt of such notice, pay such amount as additional rent, in one sum.

      (d) Payment of Rent. Tenant agrees to pay the Base Rent as and when due, together with all adjustments and all other amounts required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

      (e) Late Charge. If the Tenant fails to pay the Base Rent together with the Tenant's share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease, on or before the third day after such payments are due, Tenant agrees to pay landlord a late charge of 5% of such amount past due until all past due sums are paid in full.

      (f) Security Deposit. As partial consideration for the execution of this Lease, the Tenant has delivered to Landlord the sum of None as a Security Deposit. The Security Deposit will be returned to Tenant at the expiration of this Lease if Tenant has fully complied with all covenants and conditions of this Lease.

                                    SERVICES

      5. Landlord shall deliver electricity, water, sewer, gas, perform common area maintenance, and other repair and maintenance, as described, to the Premises during normal business hours, and at such other times as Landlord may deem necessary or desirable, in the manner customary to the Building. Landlord shall have the right to discontinue any service during any period for which rent is not promptly paid by Tenant. Landlord shall not be liable for damages, nor


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

shall the rental be abated, for failure to furnish, or delay in furnishing, any service when failure to furnish, or delay in furnishing, is occasioned in whole or in part by needful repairs, renewals, or improvements, or by any strike or labor controversy, or by any accident or casualty whatsoever, or by any unauthorized act or default of any employee of Landlord, or for any other cause or causes beyond the control of Landlord. Electricity furnished under this Lease is for the normal operation of a business office only, and Landlord shall be entitled to make additional charges for excess electricity requirements, such as computers and other special business machines. Refer to paragraph 24 below as to certain separately metered electrical services of Tenant.

                             ASSIGNMENT OR SUBLEASE

      6. Tenant shall not assign this Lease or sublet the whole or any part of the Premises, transfer this Lease by operation of law or otherwise, or permit any other person except agents and employees of Tenant to occupy the Premises, or any part thereof, without the prior written consent of Landlord. Landlord may consider the following in determining whether to withhold consent (a) financial responsibility of the new tenant, (b) identity and business character of the new tenant, (c) nature and legality of the proposed use of the Premises.

      Landlord shall have the right to assign its interest under this Lease or the rent reserved hereunder.

                              TENANT'S IMPROVEMENTS

      7. Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the interior of the Premises at its own expense. Prior to commencing any such work, Tenant shall first obtain the written consent of Landlord for the proposed work. Landlord may, as a condition to its consent, require that the work be done by Landlord's own employees and/or under Landlord's supervision, but at the expense of Tenant, and that Tenant give sufficient security that the Premises will be completed free and clear of liens and in a manner satisfactory to Landlord. Upon termination of this Lease, at Landlord's option, Tenant will repair and restore the Premises to its former condition, at Tenant's expense, or any such improvements , additions, or alterations installed or made by Tenant, except Tenant's trade fixtures, shall become part of the Premises and the property of the Landlord. Tenant may remove its trade fixtures at the termination of this Lease provided Tenant is not then in default and provided further that Tenant repairs any damage caused by such removal.

                                     REPAIRS

      8. Landlord agrees to make all necessary repairs to the exterior walls, exterior doors, windows, and corridors of the Building and to keep the Building in a clean, neat, and attractive condition. Landlord agrees to maintain the Building equipment and mechanical systems in good repair, but Landlord shall not be liable or responsible to Tenant for breakdowns or temporary interruptions in service.

      Tenant agrees that it will make all repairs and replacements to the Premises not required to be made by Landlord, to do all redecorating, remodeling, alteration, and painting required by it during the term of the Lease at its own cost and expense, to pay for any repairs to the Premises or the

Building made necessary by any negligence or carelessness of Tenant or any of its agents or employees or persons permitted in the Building by Tenant, and to maintain the Premises in a safe, clean, neat and sanitary condition. Tenant shall be entitled to no compensation for inconvenience, injury, or loss of business arising from the making of any repairs by Landlord, Tenant, or other tenants to the Premises or the Building. In the event plumbing is or has been installed in the Premises, Tenant is responsible for the repair and maintenance of the plumbing system to the point where Tenant's system connects with Landlord's system. At the sole discretion of Landlord, Tenant may be required to install a meter to measure such water consumption.

                              CONDITION OF PREMISES

      9. Except as provided herein, Tenant agrees that no promises, representations, statements, or warranties have been made on behalf of Landlord to Tenant respecting the condition of the Premises, or the manner of operating the Building, or the making of any repairs to the Premises. By taking possession of the Premises, Tenant acknowledges that the Premises were in good and satisfactory condition when possession was taken. Tenant shall, at the termination of this Lease, by lapse of time or otherwise, remove all of Tenant's property and surrender the Premises to Landlord in as good condition as when Tenant took possession, normal wear excepted.

                       PERSONAL PROPERTY AT RISK OF TENANT

      10. All personal property in the Premises shall be at the risk of Tenant only. Landlord shall not be liable for any damage to any property of Tenant or its agents or employees in the Premises caused by steam, electricity, sewage, gas or odors, or from water, rain, or snow which may leak into, issue or flow into the Premises from any part of the Building, or from any other place, or for any damage done to Tenant's property in moving same to or from the Building or the Premises. Tenant shall give Landlord, or its agents, prompt written notice of any damage to or defects in water pipes, gas or warming or cooling apparatus in the Premises.

                           LANDLORD'S RESERVED RIGHTS

      11. Without notice to Tenant, without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction of Tenant or a disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent, Landlord shall have the right to:

      (a)   Change the name or street address of the Building.

      (b)   Install and maintain signs on the exterior of the Building.

      (c) Have access to all mail chutes according to the rules of the United States Post Office Department.

      (d) At reasonable times, to decorate, and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Building, or part thereof, and any adjacent building, land, street, or alley, and during such operations to take into and through the

Premises or any part of the Building all materials required, and to temporarily close or suspend operation of entrances, doors, corridors, elevators, or other facilities to do so.

      (e)   Possess passkeys to the Premises.

      (f)   Show the Premises to prospective tenants at reasonable times.

      (g) Take any and all reasonable measures, including inspections or the making of repairs, alterations, and additions and improvements to the Premises or to the Building, which Landlord deems necessary or desirable for the safety, protection, operation, or preservation of the Premises or the Building.

      (h) Approve all sources furnishing signs, painting, and/or lettering to the Premises, and approve all signs on the Premises prior to installation thereof.

                                    INSURANCE

      12. Tenants shall not use or occupy the Premises or any part thereof in any manner which could invalidate any policies of insurance now or hereafter placed on the Building or increase the risks covered by insurance on the Building or necessitate additional insurance premiums or policies of insurance, even if such use may be in furtherance of Tenant's business purposes. In the event any policies of insurance are invalidated by acts or omissions of Tenant, Landlord shall have the right to terminate this Lease or, at Landlord's option, to charge Tenant for extra insurance premiums required on the Building on account of the increased risk caused by Tenant's use and occupancy of the Premises. Each party hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such policies. Provided, that this waiver shall apply only when permitted by the applicable policy of insurance.

                                    INDEMNITY

      13. Tenant shall indemnify, hold harmless, and defend Landlord from and against, and Landlord shall not be liable to Tenant on account of, any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney's fees, asserted by or on behalf of any person, entity or governmental authority arising out of or in any way connected with either (a) a failure by Tenant to perform any of the agreements, terms, or conditions of this Lease required to be performed by Tenant; (b) a failure by Tenant to comply with any laws, statutes, ordinances, regulations, or orders of any governmental authority; or (c) any accident, death, or personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Building, except as the same may be the result of the negligence of Landlord, its employees, or agents.

                               LIABILITY INSURANCE

      14. Tenant agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of insurance in a company or companies acceptable to Landlord, at Tenant's own cost and expense, insuring Landlord and Tenant from all claims, demands, or actions; such comprehensive insurance shall protect and name th Tenant as the Insured and shall provide coverage of at least $1,000,000 for injuries to any one person, $1,000,000 for injuries to persons in any one accident and $2,000,000 for damage to property, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises, or arising out of and connected with the use and occupancy of sidewalks and other Common Areas by the Tenant. All such insurance shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the term and provisions thereof. If Tenant fails to comply with such requirements for insurance, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant agrees to pay Landlord, upon demand, the premium cost thereof.

                        DAMAGE BY FIRE OR OTHER CASUALTY

      15. If, during the term of this Lease, the Premises shall be so damaged by fire or any other cause except Tenant's negligent or intentional act so as to render the Premises untenantable, the rent shall be abated while the Premises remain untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease and shall notify Tenant in writing of its election within sixty (60) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on without unnecessary delay. In the event Landlord elects not to repair the Premises, the Lease shall be deemed cancelled as of the date of the damage. Such damage shall not extend the Lease term.

                                  CONDEMNATION

      16. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on that portion of the Premises so taken, from the date of possession, and the rent shall be paid to that date, with a proportionate refund by Landlord to Tenant of such rent as may have been paid by Tenant in advance. If the portion of the Premises taken is such that it prevents the practical use of the Premises for Tenant's purposes, then Tenant shall have the right either (a) to terminate this Lease by giving written notice of such termination to Landlord not later than thirty (30) days after the taking; or (b) to continue in possession of the remainder of the Premises, except that the rent shall be reduced in proportion to the area of the Premises taken. In the event of any taking or condemnation of the Premises, in whole or in part, the entire resulting award of damages shall be the exclusive property of Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease, or for any other estate or interest in the Premises now or hereafter vested in Tenant.

                                DEFAULT OR BREACH

      17. Each of the following events shall constitute a default or a breach of this Lease by Tenant:

      (a) If tenant fails to pay landlord any rent or additional rent when due hereunder;

      (b)   If Tenant vacates or abandons the Premises;

      (c) If Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or voluntarily takes advantage of any such act by answer or otherwise, or makes an assignment for the benefit of creditors;

      (d) If involuntary proceedings under any bankruptcy or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

      (e) If Tenant fails to perform or comply with any other term or condition of this Lease and if such nonperformance shall continue for a period of ten (10) days after notice thereof by Landlord to Tenant, time being of the essence.

                                EFFECT OF DEFAULT

      18. In the event of any default or breach hereunder, in addition to any other right or remedy available to landlord, either at law or in equity, Landlord may exert any one or more of the following rights:

      (a) Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and shall have the right, but not the obligation, to store such property in a public warehouse or at a place selected by Landlord, at the risk and expense of Tenant.

      (b) Landlord may retake the Premises and may terminate this Lease by giving written notice of termination to Tenant. Without such notice, Landlord's retaking will not terminate the Lease. On termination, Landlord may recover from Tenant all damages proximately resulting from the breach, including the cost of recovering the Premises and the difference between the rent due for the balance of the Lease term, as though the Lease had not been terminated, and the reasonable rental value of the Premises, which sum shall be immediately due Landlord from Tenant.

      (c) Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as it may choose. Landlord may make alterations and repairs to the Premises. In addition to Tenant's liability to Landlord for breach of this lease, Tenant shall be liable for all expenses of the reletting for any alterations and repairs made, and for the rent due for the balance of the Lease term, which sums shall be immediately due Landlord from Tenant. The amount due Landlord will be reduced by the net rent received by Landlord during the remaining term of this Lease from reletting the Premises or any part thereof. If during the remaining term of this Lease Landlord receives more than the amount due Landlord under this sub-paragraph, the Landlord shall pay such excess to Tenant, but only to the extent Tenant has actually made payment pursuant to this sub-paragraph.

                                SURRENDER -- HOLDING OVER

      19. Tenant shall, upon termination of this Lease, whether by lapse of time or otherwise, peaceably and promptly surrender the Premises to landlord. If Tenant remains in possession after the termination of this Lease, without a written lease duly executed by the parties, Tenant shall be deemed a trespasser. If Tenant pays and Landlord accepts, rent for a period after termination of this Lease, Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all the terms, conditions, and agreements of this Lease, except that the rent shall be two times the monthly rent specified in the lease immediately before termination.

                          SUBORDINATION AND ATTORNMENT

      20. Landlord reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease and all rights of Tenant hereunder shall at the option of Landlord, be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the Premises or the Building or any part thereof, and Tenant agrees to execute, acknowledge, and deliver to Landlord, upon request any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to any such lien or encumbrance as may be required by Landlord.

      In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at the foreclosure sale and recognize such purchaser as the Landlord under this Lease. The purchase, by virtue of such foreclosure, shall be deemed to have assumed as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest. Such assumption, however, shall not be deemed an acknowledgment by the purchaser of the validity of any then existing claims of Tenant against the prior Landlord.

      Tenant agrees to execute and deliver such further assurances and other documents, including a new lease upon the same terms and conditions contained herein, confirming the foregoing, as such purchaser may reasonably request. Tenant waives any right or election to terminate this Lease because of any such foreclosure proceedings.

                                     NOTICES

      21. Any notice of demands to be given hereunder shall be given in writing and sent by registered or certified mail to Landlord at: 7300 Woolworth Avenue, Omaha, Nebraska 68124, and to Tenant at 9601 Katy Freeway, Suite 200, Houston, Texas 77024 and WorldPort Communications, Inc. or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or deposited in the United States mail in the manner prescribed herein.

                               RIGHT TO TERMINATE

      22. Landlord shall have the right to terminate this Lease at the end of any calendar month by giving the Tenant written notice at least six months before the date of the termination of Landlord's intention to remodel, remove or demolish the Building, or to sell, or make a ground lease of the land thereunder.

                                  MISCELLANEOUS

      23. (a) Binding on Assigns. All terms, conditions, and agreements of this Lease shall be binding upon, apply, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

      (b) Amendment in Writing. This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement.

      (c) Waiver - None. The failure of Landlord to insist upon strict performance of any of the terms, conditions and agreements of this Lease shall not be deemed a waiver of any of its rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default of any of such terms, conditions, and agreements. The doing of anything by Landlord which Landlord is not obligated to do hereunder shall not impose any future obligation on Landlord nor otherwise amend any provision of this Lease.

      (d) No Surrender. No surrender of the Premises by Tenant shall be effected by Landlord's acceptance of the keys to the Premises or of the rent due hereunder, or by any other means whatsoever, without Landlord's written acknowledgment that such acceptance constitutes a surrender.

      (e) Captions. The captions of the various paragraphs in this Lease are for convenience only and do not define, limit, describe, or construe the contents of such paragraphs.

      (f) Brokers. Tenant hereby warrants that no real estate broker has or will represent it in this transaction and that no finder's fees have been earned by a third party.

      (g) Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

                                OTHER PROVISIONS

      24. All of Tenant's computers and switching equipment in the Switching Room will be served by dedicated electrical lines, installed by and metered and billed to the Tenant.

      Until this Lease is executed on behalf of all parties hereto, it shall be construed as an offer to lease of Tenant to Landlord.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.
                                          7300 Woolworth Partnership, Landlord


________________________________          By  Edmund H. Blankenau
            Witness                             Partner
________________________________          By  /s/Edmund Blankenau
            Witness                          ---------------------
                                          Telenational Communications, Inc.

_______________________________           By  John E. Dalton
            Witness                             President

_______________________________           By /s/John Dalton
            Witness                          ---------------------


                                    GUARANTEE

      The undersigned hereby unconditionally guarantee unto the Landlord the payment of the rent and the performance of all of the covenants under the Lease by the Tenant and hereby waive notice of any default under said Lease and agree that this liability shall not be released or affected by an extension of time for payment or by any forbearance by the Landlord.

      Dated this 1st day of July, 1997

By:   WorldPort Communications, Inc.

By:   John E. Dalton
      President
      9601 Katy Avenue, Suite 200
      Houston, TX 77024

                              RULES AND REGULATIONS

      A. The entrances, corridors, passages, stairways and elevators shall be under the exclusive control of the Landlord and shall not be obstructed or used by the Tenant for any other purpose than ingress and egress to and from the Premises, and the Landlord shall have the right to control ingress and egress to and from the Building at all times.

      B. Safes, furniture, boxes or other bulky articles shall be carried by the freight elevator, or by the stairways or through the windows of the Building in such a manner and at such hours as may be directed by the Landlord. Safes and

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other heavy articles shall be placed by the Tenant in such places only as may be first specified in writing by the Landlord.

      C. The Tenant shall not place nor permit to be placed any signs, advertisements or notices in or upon any part of the Building, and shall not place merchandise or showcases in front of the Building without the Landlord's written consent.

      D. The Tenant shall not put up nor operate any engine, boiler, dynamo, or machinery of any kind, nor carry on any mechanical business in said Premises nor place any explosive therein, nor use any kerosene or oils or burning fluids in the Premises without first obtaining the written consent of the Landlord.

      E. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced and without such written directions no boring or cutting for wires will be permitted.

      F. No person or persons shall be employed by the Tenant for the purpose of cleaning or of taking care of the Premises without the written consent of the Landlord. Any person or persons so employed by the Tenant must be subject to and under the control and direction of the Landlord.

      G. The Landlord shall have the right to exclude or eject from the Building animals of every kind, bicycles or any other wheeled vehicle, and all canvassers and other persons who conduct themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the tenants and a detriment to the Building.

      H. No additional locks shall be placed upon any doors of the Premises without first obtaining the written consent of the Landlord and the Tenant will not permit any duplicate keys to be made. If more than two keys for any door are desired, the additional number shall be paid for by the Tenant. Upon termination of this lease the Tenant shall surrender all keys of said Premises and of the Building and shall give to the Landlord the combination of all locks on any vaults and sales.

      I. The Tenant shall not allow any curtains, filing cases nor other articles to be placed against or near the glass in the partitions between the Premises and the corridors of the Building, without first obtaining the written consent of the Landlord.

      J. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be needed for the safety, care and cleanliness and general appearance of the Premises and for the preservation of good order therein.

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